Exhibit 21
Subsidiaries of KeySpan Corporation and Jurisdiction of Incorporation

Adrian Associates L.P. (25%) - New York

Alberta Northeast Gas Ltd. (29.6%) - Canada

Arlington Associates LP (owned 99% by Adrian Associates LP) - New York

Bard, Rao + Athanas Consulting Engineers, LLC - Delaware

Boston Gas Company d/b/a/ KeySpan Energy Delivery New England - Massachusetts

Broken Bridge Corp. - New Hampshire

Colonial Gas Company d/b/a/ KeySpan Energy Delivery New England - Massachusetts


Eastern Rivermoor Company, Inc. - Delaware

EnergyNorth Natural Gas, Inc. d/b/a/ KeySpan Energy Delivery New England - New Hampshire

Enporian, Inc. (11.56%) - Delaware

Essex Gas Company d/b/a/ KeySpan Energy Delivery New England - Massachusetts

Honeoye Storage Corporation (52.2%) - New York

Iroquois Gas Transmission System LP (19.4%) - Delaware


Iroquois Pipeline  Operating Company (Owned by Iroquois Gas Transmission  System
LP) - Delaware

Island Energy Services Company, Inc. - New York

Islander East Pipeline Company, LLC (50% Ownership) - Delaware

KeySpan C.I. Ltd. - Cayman Islands

KeySpan CI II Ltd. - Cayman Islands

KeySpan Communications Corp. - New York

KeySpan Corporate Services LLC - New York

KeySpan Electric Services LLC - New York

KeySpan Energy Corporation - New York

KeySpan Energy Development Co. d/b/a KeySpan Canada - Nova Scotia

KEDC Holdings Corp. - Delaware

KeySpan Energy Management, LLC d/b/a KeySpan Business Solutions - Delaware

Fritze KeySpan, LLC d/b/a KeySpan Home Energy Services - Delaware

KeySpan  Energy  Services  New Jersey,  LLC  (formerly  Fritze  KeySpan,  LLC) -
Delaware

KeySpan Energy Solutions, LLC d/b/a KeySpan Home Energy Services - Delaware

KeySpan Energy Supply, LLC - Delaware

KeySpan Energy Trading Services LLC - New York

KeySpan Engineering Associates, Inc. d/b/a KeySpan Business Solutions - New York

KeySpan Engineering & Survey, Inc. - New York

KeySpan Exploration and Production, LLC - Delaware

KeySpan Gas East  Corporation  d/b/a/ KeySpan Energy  Delivery Long Island - New
York

KeySpan Generation LLC - New York

KeySpan-Glenwood Energy Center, LLC - Delaware

KeySpan Home Energy Services, LLC d/b/a KeySpan Home Energy Services - Delaware

KeySpan Home Energy Services (New England), LLC d/b/a KeySpan Home Energy Services - Delaware

KeySpan IGTS Corp. - New York

KeySpan Insurance Company - Vermont

KeySpan International Corporation - Delaware

KeySpan Islander East Pipeline, LLC - Delaware

KeySpan LNG GP, LLC - Delaware

KeySpan LNG LP, LLC - Delaware

KeySpan LNG, LP - Delaware

KeySpan Luxembourg S.A.R.L. - Luxembourg

KeySpan MHK, Inc. - Delaware

KeySpan Midstream Inc. - Delaware

KeySpan Millennium, LLC - Delaware

KeySpan New England, LLC - Massachusetts

KeySpan North East Ventures Inc.- Delaware

KeySpan Plumbing Solutions, Inc. d/b/a KeySpan Home Energy Services - New York

KeySpan Plumbing & Heating Solutions, LLC d/b/a KeySpan Home Energy Services - Delaware

KeySpan-Port Jefferson Energy Center, LLC - Delaware

KeySpan Ravenswood, LLC - New York

KeySpan Ravenswood Services Corp. - New York

KeySpan Services, Inc. - Delaware

KeySpan Technologies Inc. - New York

KeySpan Telemetry Solutions, LLC - Delaware

KeySpan UK Limited - United Kingdom

KeySpan Utility Services LLC - New York

KS CI Midstream Limited - Delaware

KSI Contracting, LLC d/b/a KeySpan Business Solutions - Delaware

KSI Electrical, LLC d/b/a KeySpan Business Solutions - Delaware

KSI Mechanical, LLC d/b/a KeySpan Business Solutions - Delaware

KSNE, LLC - Delaware

Marquez Development Corp. - New York

Metro Energy, LLC - Delaware

Millennium Pipeline Company, LLC (21%) - Delaware

Millennium Pipeline Company, LP (21%) - Delaware


MyHomeGate, Inc. - Delaware

myhomekey.com, Inc. (18.2%) - Delaware

Mystic Steamship Corporation - Delaware

Nicodama Beheer V. B.V. - Netherlands

North East Transmission Co., Inc. - Delaware

Northeast Gas Markets LLC (90% Ownership) - Delaware

Paulus, Sokolowski and Sartor, LLC d/b/a KeySpan Business Solutions - Delaware

PCC Land Company, Inc. - Texas

Philadelphia Coke Co., Inc. - Delaware

Seneca Upshur Petroleum, Inc.- West Virginia

Steuben Gas Storage Company (owned 50% by Arlington Associates LP) - New York

The Brooklyn Union Gas Company  d/b/a/  KeySpan  Energy  Delivery New York - New
York

Transgas, Inc. - Massachusetts

Western Associated Energy Corp. - Delaware

Note: All subsidiaries owned 100% unless otherwise indicated. Subsidiaries are held both directly and indirectly by KeySpan Corporation.